Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Brad Shepherd, Director, Investor Relations
(617) 796-8245

Five Star Quality Care, Inc. Announces Fourth Quarter and Year End 2016 Results and
Corporate Name Change to Five Star Senior Living Inc.

Newton, MA (March 3, 2017).  Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter and year ended December 31, 2016.

Bruce Mackey, President and Chief Executive Officer of Five Star, made the following statement:

“During the quarter, we continued to make progress with our operating initiatives that are intended to improve occupancy, ancillary revenues and cash flows from our senior living communities. Despite the recent increased amount of competition in the senior living industry, we are pleased that our occupancy rate remained stable between the third and fourth quarters of 2016. Also during the quarter, we began operating seven new senior living communities with a combined 521 living units. Subsequent to the quarter's end, we entered into a new $100 million secured revolving credit facility which replaced our prior facility that was scheduled to expire in April 2017. This new credit facility adds liquidity to our already conservative balance sheet."

"In addition, we are pleased to announce we have changed our name to Five Star Senior Living Inc. In 2001 we started the company with a focus on clinical care, but we have evolved into a full service healthcare, hospitality and senior lifestyle services company. Our new name helps bring alignment to our evolved business.”

Financial Results for the quarter ended December 31, 2016:

▪
Senior living revenue for the fourth quarter of 2016 decreased 0.8% to $279.0 million from $281.2 million for 2015.  The decline in senior living revenue is a result of decreases in occupancy, partially offset by an increase in average monthly rates to residents who pay privately for services.  Management fee revenue for the fourth quarter of 2016 increased 21.7% to $3.4 million from $2.8 million for 2015.  Growth in management fees was primarily due to the previously disclosed modifications to Five Star's management and pooling arrangements with Senior Housing Properties Trust, or SNH, that became effective on July 1, 2016 and to an increase in the number of Five Star's managed communities compared to 2015.

▪
Loss from continuing operations for the fourth quarter of 2016 was $6.0 million, or $0.12 per diluted share, compared to loss from continuing operations of $6.3 million, or $0.13 per diluted share, for 2015. Loss from continuing operations for the fourth quarter of 2016 included benefits from income taxes of $0.5 million, or $0.01 per diluted share, related to a reduction of previously accrued estimated state tax expense. Loss from continuing operations for the fourth quarter of 2015 included the previously disclosed litigation settlement charge of $4.2 million, or $0.09 per diluted share, and employee termination costs of $0.9 million, or $0.02 per diluted share.

▪
Net loss for the fourth quarter of 2016 was $5.6 million, or $0.11 per diluted share, compared to net loss of $6.4 million, or $0.13 per diluted share, for 2015.  Net loss for the fourth quarter of 2016 included income from discontinued operations of $0.3 million. As of December 31, 2016, we have no senior living communities classified as held for sale.

▪
Earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA, for the fourth quarter of 2016 was $3.5 million compared to $4.2 million for 2015. EBITDA, excluding certain items noted in the supplemental information provided below, or Adjusted EBITDA, was $3.5 million and $9.5 million for the fourth quarters of 2016 and 2015, respectively. A reconciliation of loss from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the quarters ended December 31, 2016 and 2015 appears later in this press release.

Operating Results for the quarter ended December 31, 2016:

▪
Occupancy at owned and leased senior living communities for the fourth quarter of 2016 was 83.9%. For the quarter ended December 31, 2016, the calculation of occupancy includes only living units categorized as in service; occupancy calculations for periods prior to 2016 included certain living units categorized as out of service.

▪	The average monthly rate at owned and leased senior living communities for the fourth quarter of 2016 increased 1.4% to $4,639 from $4,577 for 2015.

▪	The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the fourth quarter of 2016 decreased 40 basis points to 77.6% from 78.0% for 2015.

Financial Results for the year ended December 31, 2016:

▪
Senior living revenue for the year ended December 31, 2016 increased 0.1% to $1.12 billion from $1.11 billion for 2015. Growth in senior living revenue was the result of increases in average monthly rates to residents who pay privately for services, a $1.0 million reversal in revenue reserves recorded in 2016 as a result of the final settlement amount with the U.S. Department of Health and Human Services Office of the Inspector General resulting from the previously disclosed Medicare compliance assessment at one of Five Star's skilled nursing facilities, or the Compliance Assessment, being less than the previously estimated amount, a revenue reserve recorded in 2015 of $2.4 million related to the Compliance Assessment and the acquisition of two senior living communities during the fourth quarter of 2015, partially offset by a decrease in occupancy at comparable senior living communities. Management fee revenue for the year ended December 31, 2016 increased by 15.1% to $12.4 million from $10.7 million for 2015. Growth in management fees was primarily due to the previously disclosed modifications to Five Star's management and pooling arrangements with SNH that became effective on July 1, 2016 and to an increase in the number of Five Star's managed communities compared to 2015.

▪
Loss from continuing operations for the year ended December 31, 2016 was $22.0 million, or $0.45 per diluted share, compared to loss from continuing operations of $40.8 million, or $0.84 per diluted share, for 2015. Loss from continuing operations for the year ended December 31, 2016 included a $1.5 million, or $0.03 per diluted share, reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment and a provision for income taxes of $2.4 million, or $0.05 per diluted share, resulting primarily from state tax expense. Loss from continuing operations for the year ended December 31, 2015 included a non-cash charge for goodwill impairment of $25.3 million, or $0.52 per diluted share, a revenue reserve of $2.4 million, or $0.05 per diluted share, and penalties, compliance costs and professional fees of $4.8 million, or $0.10 per diluted share, resulting primarily from the Compliance Assessment, a previously disclosed litigation settlement charge of $4.2 million, or $0.09 per diluted share, and employee termination costs of $0.9 million, or $0.02 per diluted share, partially offset by a gain on early extinguishment of debt of $0.7 million, or $0.01 per diluted share.

▪
Net loss for the year ended December 31, 2016 was $21.8 million, or $0.45 per diluted share, compared to net loss of $43.1 million, or $0.89 per diluted share, for 2015. Net loss for the years ended December 31, 2016 and 2015 included income from discontinued operations of $0.2 million and loss from discontinued operations of $2.3 million, respectively.

▪
EBITDA for the year ended December 31, 2016 was $22.3 million compared to negative $2.3 million for 2015. Adjusted EBITDA was $22.8 million and $35.5 million for the years ended December 31, 2016 and 2015, respectively. A reconciliation of loss from continuing operations determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the years ended December 31, 2016 and 2015 appears later in this press release.

Expansion and Disposition Activities:

In October 2016, Five Star entered into an agreement to acquire an assisted living community, located in Illinois, with 63 living units for $7.9 million. Five Star terminated this agreement during the fourth quarter of 2016.

In December 2016, Five Star began leasing from SNH two senior living communities that SNH acquired, located in Illinois, with a combined 126 living units. These communities were added to one of Five Star's leases with SNH and Five Star's annual rent payable to SNH increased by $1.4 million in accordance with the terms of that lease.

In December 2016, Five Star began managing for the account of SNH five senior living communities that SNH owns, located in Georgia, with a combined 395 living units. Five Star and SNH entered into management agreements for each of these communities on terms substantially similar to those of existing management agreements between Five Star and SNH, and these management agreements were added to existing or new pooling agreements between Five Star and SNH.

Financing Activities:

In February 2017, Five Star entered into a new $100 million secured revolving credit facility with terms substantially similar to those of its previously existing secured revolving credit facility, which the new facility replaced. The new credit facility matures in February 2020, and, subject to Five Star’s payment of extension fees and meeting other conditions, Five Star has options to extend the stated maturity date of the new credit facility for two, one year periods. Five Star pays interest on borrowings under the new credit facility at an annual rate of LIBOR plus a premium of 250 basis points. The new credit facility is secured by real estate mortgages on 10 senior living communities with a combined 1,219 living units owned by Five Star's guarantor subsidiaries and those guarantor subsidiaries’ accounts receivable and related collateral.

Other:

Effective March 3, 2017, Five Star changed its name from “Five Star Quality Care, Inc.” to “Five Star Senior Living Inc.” This name change reflects Five Star's current business focus on not just providing high quality clinical care but also providing hospitality, various amenities and personalized services to enhance the lifestyle of its residents. Five Star's common shares will continue to trade on The NASDAQ Stock Market LLC under the symbol "FVE".

Conference Call:

On March 3, 2017, at 10:00 a.m. Eastern Time, Five Star will host a conference call to discuss its fourth quarter and full year 2016 results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday, March 9, 2017. To hear the replay, dial (412) 317-0088. The replay pass code is 10099970.

A live audio webcast of the conference call will also be available in a listen only mode on Five Star’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call.  The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s fourth quarter 2016 conference call are strictly prohibited without the prior written consent of Five Star.    Five Star’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

Five Star Senior Living Inc. is a senior living and healthcare services company.  As of December 31, 2016,  Five Star operated 283 senior living communities with 31,830 living units located in 32 states, including 215 communities (23,042 living units) that it owned or leased and 68 communities (8,788 living units) that it managed.  These communities include independent living, assisted living, continuing care retirement communities and skilled nursing communities.  Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER FIVE STAR USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, "WILL", “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, FIVE STAR IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON FIVE STAR’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
FIVE STAR'S ABILITY TO OPERATE NEW SENIOR LIVING COMMUNITIES PROFITABLY DEPENDS UPON MANY FACTORS, INCLUDING FIVE STAR'S ABILITY TO INTEGRATE NEW COMMUNITIES INTO ITS EXISTING OPERATIONS, AS WELL AS SOME FACTORS WHICH ARE BEYOND FIVE STAR'S CONTROL, SUCH AS THE DEMAND FOR FIVE STAR'S SERVICES ARISING FROM ECONOMIC CONDITIONS GENERALLY AND COMPETITION FROM OTHER PROVIDERS OF SENIOR LIVING SERVICES. FIVE STAR MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE, OPERATE AND PROFITABLY MANAGE THE NEW SENIOR LIVING COMMUNITIES THAT FIVE STAR BEGAN TO OPERATE IN THE FOURTH QUARTER OF 2016.

•
STATEMENTS IN THIS PRESS RELEASE REGARDING FIVE STAR HAVING OBTAINED A REPLACEMENT SECURED CREDIT FACILITY AND MR. MACKEY’S STATEMENTS THAT THIS FACILITY ADDS LIQUIDITY TO FIVE STAR’S ALREADY CONSERVATIVE BALANCE SHEET MAY IMPLY THAT FIVE STAR HAS SUFFICIENT CASH LIQUIDITY. HOWEVER, FIVE STAR’S OPERATIONS AND BUSINESS REQUIRE SIGNIFICANT AMOUNTS OF WORKING CASH AND REQUIRE IT TO MAKE SIGNIFICANT CAPITAL EXPENDITURES TO MAINTAIN ITS COMPETITIVENESS. ACCORDINGLY, FIVE STAR MAY NOT HAVE SUFFICIENT CASH LIQUIDITY.

•
FIVE STAR’S OPTIONS TO EXTEND THE MATURITY DATE OF THE NEW CREDIT FACILITY ARE SUBJECT TO FIVE STAR’S PAYMENT OF EXTENSION FEES AND MEETING OTHER CONDITIONS, BUT THE APPLICABLE CONDITIONS MAY NOT BE MET.

•
THE AMOUNT OF AVAILABLE BORROWINGS UNDER THE NEW CREDIT FACILITY IS SUBJECT TO FIVE STAR HAVING QUALIFIED COLLATERAL, WHICH IS PRIMARILY BASED ON THE VALUE OF THE ASSETS SECURING FIVE STAR’S OBLIGATIONS UNDER THE NEW CREDIT FACILITY. ACCORDINGLY, THE AVAILABILITY OF BORROWINGS UNDER THE NEW CREDIT FACILITY AT ANY TIME MAY BE LESS THAN $100.0 MILLION. ALSO, THE AVAILABILITY OF BORROWINGS UNDER THE NEW CREDIT FACILITY IS SUBJECT TO FIVE STAR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CUSTOMARY CONDITIONS THAT IT MAY BE UNABLE TO SATISFY.

•	ACTUAL COSTS UNDER THE NEW CREDIT FACILITY WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE NEW CREDIT FACILITY.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE FIVE STAR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS. FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Senior living revenue	$279,028	$281,178	$1,115,551	$1,113,971
Management fee revenue	3,395	2,789	12,350	10,728
Reimbursed costs incurred on behalf of managed communities	63,829	60,629	250,207	240,711
Total revenues	346,252	344,596	1,378,108	1,365,410
Operating expenses:
Senior living wages and benefits	136,717	134,349	545,603	539,086
Other senior living operating expenses	71,968	77,394	284,533	293,501
Costs incurred on behalf of managed communities	63,829	60,629	250,207	240,711
Rent expense	50,830	50,060	201,667	199,075
General and administrative expenses	19,298	18,007	73,516	70,757
Depreciation and amortization expense	9,205	9,178	38,052	33,815
Goodwill impairment	—	—	—	25,344
Long lived asset impairment	—	—	502	145
Total operating expenses	351,847	349,617	1,394,080	1,402,434

Operating loss	(5,595)	(5,021)	(15,972)	(37,024)

Interest, dividend and other income	218	281	984	982
Interest and other expense	(955)	(1,330)	(4,912)	(4,927)
Gain on early extinguishment of debt	—	—	—	692
(Loss) gain on sale of available for sale securities reclassified from accumulated other comprehensive income (loss)	(140)	122	107	160

Loss from continuing operations before income taxes and equity in earnings (losses) of an investee	(6,472)	(5,948)	(19,793)	(40,117)
Benefit from (provision for) income taxes	490	(314)	(2,351)	(662)
Equity in earnings (losses) of an investee	30	(50)	137	20
Loss from continuing operations	(5,952)	(6,312)	(22,007)	(40,759)
Income (loss) from discontinued operations, net of tax	325	(71)	194	(2,324)

Net loss	$(5,627)	$(6,383)	$(21,813)	$(43,083)

Weighted average shares outstanding—basic and diluted	48,807	48,434	48,815	48,406

Basic and diluted (loss) income per share from:
Continuing operations	$(0.12)	$(0.13)	$(0.45)	$(0.84)
Discontinued operations	0.01	—	—	(0.05)
Net loss per share—basic and diluted	$(0.11)	$(0.13)	$(0.45)	$(0.89)

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$16,608	$14,672
Accounts receivable, net of allowance	38,324	37,829
Due from related persons	17,010	9,731
Investments in available for sale securities	24,081	26,417
Restricted cash	15,059	3,301
Prepaid expenses and other current assets	17,295	19,138
Assets of discontinued operations	1,010	981
Total current assets	129,387	112,069

Property and equipment, net	351,929	383,858
Restricted cash	1,909	2,821
Restricted investments in available for sale securities	16,589	23,166
Equity investment of an investee and other long term assets	9,920	9,856
Total assets	$509,734	$531,770

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility	$—	$50,000
Other current liabilities	172,993	193,920
Total current liabilities	172,993	243,920

Mortgage notes payable	58,494	60,396
Deferred gain on sale and leaseback transaction with Senior Housing Properties Trust	72,695	—
Other long term liabilities	41,286	43,002
Shareholders’ equity	164,266	184,452
Total liabilities and shareholders’ equity	$509,734	$531,770

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(21,813)	$(43,083)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization expense	38,052	33,815
Gain on early extinguishment of debt	—	(742)
(Income) loss from discontinued operations before income tax	(194)	2,324
Gain on sale of available for sale securities reclassified from accumulated other comprehensive income	(107)	(160)
Loss on disposal of property and equipment	121	102
Goodwill impairment	—	25,344
Long lived asset impairment	502	145
Equity in earnings of an investee	(137)	(20)
Stock based compensation	1,194	1,618
Provision for losses on receivables	4,033	4,646
Amortization of deferred gain on sale and leaseback transaction with Senior Housing Properties Trust	(3,340)	—
Other non-cash income adjustments, net	(531)	(143)
Changes in assets and liabilities:
Accounts receivable	(4,528)	(3,661)
Prepaid expenses and other assets	521	2,391
Accounts payable and accrued expenses	(24,661)	8,582
Accrued compensation and benefits	3,812	(2,044)
Due (to) from related persons, net	(7,923)	809
Other current and long term liabilities	(8,454)	10,617
Cash (used in) provided by operating activities	(23,453)	40,540

Cash flows from investing activities:
Increase in restricted cash and investment accounts, net	(10,846)	(737)
Acquisition of property and equipment	(55,419)	(57,480)
Acquisition of senior living communities, net of liabilities assumed	—	(9,200)
Purchase of intangible assets	—	(191)
Purchases of available for sale securities	(8,388)	(17,870)
Proceeds from sale of property and equipment to Senior Housing Properties Trust	21,437	21,323
Proceeds from sale and leaseback transaction with Senior Housing Properties Trust	112,350	—
Proceeds from sale of available for sale securities	17,905	10,857
Cash provided by (used in) investing activities	77,039	(53,298)

Cash flows from financing activities:
Proceeds from borrowings on credit facilities	25,000	40,000
Repayments of borrowings on credit facilities	(75,000)	(25,000)
Repayments of mortgage notes payable	(1,260)	(5,998)
Payment of deferred financing fees	(300)	(300)
Payment of employee tax obligations on withheld shares	(86)	(90)
Cash (used in) provided by financing activities	(51,646)	8,612

Cash flows from discontinued operations:
Net cash provided by (used in) operating activities	11	(2,151)
Net cash used in investing activities	(15)	(19)
Net cash flows provided by (used in) discontinued operations	(4)	(2,170)

Change in cash and cash equivalents	1,936	(6,316)
Cash and cash equivalents at beginning of period	14,672	20,988
Cash and cash equivalents at end of period	$16,608	$14,672

Supplemental cash flow information:
Cash paid for interest	$4,855	$4,078
Cash paid for income taxes, net	$3,213	$658

Supplemental Information

FIVE STAR SENIOR LIVING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. Five Star considers these Non-GAAP financial measures to be meaningful supplemental disclosures because it believes that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These Non-GAAP financial measures also may help investors who wish to make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis.

The Non-GAAP financial measures presented are used by management to evaluate Five Star’s financial performance and for comparing Five Star’s performance over time and to the performance of its competitors.  This supplemental information should not be considered as an alternative to income (loss) from continuing operations or net income (loss), as an indicator of Five Star’s operating performance or as a measure of Five Star’s liquidity.  Non-GAAP financial measures as presented by Five Star may not be comparable to amounts calculated by other companies

Five Star believes that income (loss) from continuing operations is the most directly comparable financial measure determined according to GAAP to Five Star’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these Non-GAAP financial measures to loss from continuing operations, the most directly comparable financial measure under GAAP reported in Five Star’s condensed consolidated financial statements, for the three months and years ended December 31, 2016 and 2015.

	For the three months ended December 31,			For the year ended December 31,
	2016	2015		2016		2015
Loss from continuing operations	$(5,952)	$(6,312)		$(22,007)		$(40,759)
Add: interest and other expense	955	1,330		4,912		4,927
Add: (benefit from) provision for income taxes	(490)	314		2,351		662
Add: depreciation and amortization expense	9,205	9,178		38,052		33,815
Less: interest, dividend and other income	(218)	(281)		(984)		(982)
EBITDA	3,500	4,229		22,324		(2,337)
Add (less):
Goodwill and other long lived asset impairments	—	—		502		25,489
Costs related to the Compliance Assessment	—	(333)	(1)	(1,498)	(2)	7,156	(3)
Litigation settlement	—	4,230		—		4,230
Financial accounting restatement and remediation costs	—	—		—		249
Employee termination benefits	—	868		—		868
Transaction costs	—	458		1,480		499
Gain on early extinguishment of debt	—	—		—		(692)
Adjusted EBITDA	$3,500	$9,452		$22,808		$35,462

(1)	Consists of a $0.3 million reversal of a previously accrued reserve related to the Compliance Assessment.

(2)	Consists of a $1.5 million reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment.

(3)	Consists of $2.4 million revenue reserve and $4.8 million of estimated penalties, compliance costs and professional fees related to the Compliance Assessment.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three months ended December 31, (2)		Year ended December 31, (2)
	2016	2015	2016	2015
Senior living revenue:
Independent and assisted living community revenue (owned)(3)	$23,886	$30,193	$94,404	$118,865
Independent and assisted living community revenue (leased)(3)	107,804	102,579	434,217	405,496
Continuing care retirement community revenue (leased)	98,267	99,557	392,501	398,111
Skilled nursing facility revenue (leased)(4)	43,950	44,583	174,682	175,030
Other(5)	5,121	4,266	19,747	16,469
Total senior living revenue (owned and leased)	$279,028	$281,178	$1,115,551	$1,113,971

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)(3)	$10,034	$12,573	$39,689	$49,264
Independent and assisted living community wages and benefits (leased)(3)	47,039	42,957	185,826	171,350
Continuing care retirement community wages and benefits (leased)	50,233	49,639	199,567	198,877
Skilled nursing facility wages and benefits (leased)	27,987	27,985	111,496	111,981
Other(5)	1,424	1,195	9,025	7,614
Total senior living wages and benefits (owned and leased)	$136,717	$134,349	$545,603	$539,086

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)(3)	$6,187	$7,979	$24,863	$30,023
Independent and assisted living community other operating expenses (leased)(3)	27,251	25,470	107,156	100,797
Continuing care retirement community other operating expenses (leased)(6)	26,333	30,716	102,272	107,978
Skilled nursing facility other operating expenses (leased)(7)	11,176	12,267	45,084	52,099
Other(5)	1,021	962	5,158	2,604
Total senior living operating expenses (owned and leased)	$71,968	$77,394	$284,533	$293,501

(1)	Excludes data for managed communities and discontinued operations.

(2)
The number of owned and leased communities between January 1, 2015 and December 31, 2016 increased by three due to the acquisition of two senior living communities in November 2015 and the leasing of two additional senior living communities from SNH in December 2016, offset by the sale in September 2016 of one community we leased from SNH that was not classified as held for sale; separate comparable senior living community financial data is not presented because the differences between that data and the data for all owned and leased communities are not material.

(3)
2016 data presents the seven communities that were sold to SNH as part of the June 2016 sale and leaseback transaction as leased for the entire 2016 periods presented; 2015 data presents those communities as owned.

(4)
Skilled nursing facility revenue for the year ended December 31, 2016 includes a $1.0 million reversal in revenue reserves related to the Compliance Assessment. Skilled nursing facility revenue for the year ended December 31, 2015 includes a $2.4 million revenue reserve related to the Compliance Assessment.

(5)	Other senior living revenue and expenses primarily relate to rehabilitation and other specialty service revenues and expenses provided at owned and leased senior living communities.

(6)	Continuing care retirement community other operating expenses for the three months and year ended December 31, 2015 includes a $4.2 million litigation settlement charge related to a litigation matter.

(7)
Skilled nursing facility other operating expenses for the year ended December 31, 2016 includes a $0.5 million reversal in accrued liability for estimated penalties related to the Compliance Assessment. Skilled nursing facility other operating expenses for the three months and year ended December 31, 2015 includes a $0.3 million reversal of previously accrued reserve and $4.2 million expense, respectively, related to estimated penalties, compliance costs and professional fees for the Compliance Assessment.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING OTHER OPERATING DATA(1)
(unaudited)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
Independent and assisted living communities (owned):(2)
Number of communities (end of period)	26	26	26	33	33
Number of units (end of period)(3)	2,703	2,703	2,703	3,211	3,215
Occupancy(3)	84.6%	83.5%	83.6%	85.5%	85.9%
Avg. monthly rate(4)	$3,346	$3,354	$3,390	$3,630	$3,569

Independent and assisted living communities (leased):(2)
Number of communities (end of period)	128	126	126	119	119
Number of units (end of period)(3)	10,567	10,439	10,441	9,891	9,908
Occupancy(3)	85.4%	85.7%	86.6%	87.5%	88.2%
Avg. monthly rate(4)	$3,925	$3,942	$3,964	$3,891	$3,825

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(3)(5)	7,171	7,204	7,207	7,208	7,297
Occupancy(3)	82.8%	82.3%	82.3%	83.2%	82.9%
Avg. monthly rate(4)	$5,391	$5,366	$5,434	$5,432	$5,368

Skilled nursing facilities (leased):
Number of communities (end of period)	30	30	31	31	31
Number of units (end of period)(3)(6)	2,601	2,601	2,601	2,601	2,807
Occupancy(3)	80.0%	80.2%	81.3%	81.2%	78.5%
Avg. monthly rate(4)	$6,977	$6,668	$6,783	$6,893	$6,632

Total senior living communities (owned and leased):
Number of communities (end of period)	215	213	214	214	214
Number of units (end of period)(3)	23,042	22,947	22,952	22,911	23,227
Occupancy(3)	83.9%	83.8%	84.3%	85.1%	85.0%
Avg. monthly rate(4)	$4,639	$4,608	$4,657	$4,654	$4,577

Managed communities:
Number of communities (end of period)	68	63	62	60	60
Number of units (end of period)(3)(7)	8,788	8,402	8,239	8,140	8,190
Occupancy(3)	86.6%	86.4%	86.7%	87.3%	87.5%
Avg. monthly rate(4)	$4,222	$4,207	$4,270	$4,270	$4,174

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	48	48	49	49	49
Rehabilitation and wellness outpatient clinics (end of period)	76	76	71	67	63
Home health communities served (end of period)	16	16	16	16	14

(1)	Excludes data for discontinued operations.

(2)
Second, third and fourth quarter 2016 data presents the seven communities that were sold to SNH as part of the June 2016 sale and leaseback transaction as leased; data for all other periods presents those communities as owned.

(3)	For 2016, the calculation of occupancy includes in service living units only; prior period occupancy calculations included certain living units categorized as out of service.

(4)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues divided by occupied units during the period, and multiplying it by 30 days.

(5)	Includes 1,916 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

(6)	Includes 69 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.

(7)	Includes 431 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Independent and assisted living communities (owned):(2)
Private and other sources	99.1%	99.5%	99.0%	99.5%
Medicaid	0.9%	0.5%	1.0%	0.5%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):(2)
Private and other sources	99.0%	99.0%	99.0%	99.0%
Medicaid	1.0%	1.0%	1.0%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	73.2%	74.1%	73.8%	73.2%
Medicare	19.8%	19.3%	19.3%	20.2%
Medicaid	7.0%	6.6%	6.9%	6.6%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	24.6%	24.5%	25.5%	25.5%
Medicare	21.3%	22.1%	20.7%	23.3%
Medicaid	54.1%	53.4%	53.8%	51.2%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	77.6%	78.0%	78.2%	77.7%
Medicare	10.6%	10.5%	10.3%	11.1%
Medicaid	11.8%	11.5%	11.5%	11.2%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued operations.

(2)
2016 data presents the seven communities that were sold to SNH as part of the June 2016 sale and leaseback transaction as leased for the entire 2016 periods presented; 2015 data presents those communities as owned.

(end)